As filed with the Securities and Exchange Commission on August 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2774444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan

EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

Nancy Lurker

President and Chief Executive Officer

480 Pleasant Street

Watertown, MA 02472

(Name and address of agent for service)

(617) 926-5000

(Telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	Ron Honig, Esq. Chief Legal Officer & Company Secretary 480 Pleasant Street Watertown, MA 02472 (617) 926-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under the EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan, as amended	2,500,000(2)	$8.285(3)	$20,712,500(3)	$2,260.00
Common Stock, par value $0.001 per share, issuable under the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan, as amended	250,000(4)	$8.285(3)	$2,071,250(3)	$226.00
Total	2,750,000		$22,783,750	$2,486.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover such additional securities which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transactions.

(2)

Consists of 2,500,000 shares of common stock of EyePoint Pharmaceuticals, Inc. (the “Registrant”), par value $0.001 per share (“Common Stock”), available for issuance under the EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”).

(3)

Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low sales price per share of Common Stock on August 3, 2021, as reported on the Nasdaq Global Market.

(4)	Consists of 250,000 shares of Common Stock of the Registrant available for issuance under the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan, as amended (the “2019 Plan”).

EXPLANATORY NOTE

EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering additional shares of common stock of EyePoint Pharmaceuticals, Inc. (the “Registrant”), par value $0.001 per share (the “Common Stock”), in connection with the EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”), for which Registration Statements on Form S-8 relating to the 2016 Plan are effective. This Registration Statement on Form S-8 registers an additional 2,500,000 shares of Common Stock issuable pursuant to the 2016 Plan. The contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the 2016 Plan on February 22, 2017 (File No. 333-216166) and August 8, 2019 (File No. 333-233137), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan

This Registration Statement is also being filed for the purpose of registering an additional 250,000 shares of Common Stock issuable pursuant to the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan, as amended (the “2019 Plan” and together with the 2016 Plan, the “Plans”), for which a Registration Statement on Form S-8 relating to the 2019 Plan is effective. The contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Commission for the 2019 Plan on August 8, 2019 (File No. 333-233137), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March  12, 2021, as amended by the Registrant’s Annual Report on Form 10-K/A filed with the Commission on May 4, 2021;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on May 5, 2021 and August 6, 2021, respectively;

(c)

the Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2021 (except Item 2.02 and the portions of Item 99.1 covered by Item 2.02), January  11, 2021, January  28, 2021, February  3, 2021, June  2, 2021 and June 24, 2021; and

(d)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 20-F filed with the Commission on January 20, 2005 and subsequent Current Report on Form 8-K filed under Rule 12g-3 of the Exchange Act on June  19, 2008, as updated by Exhibit 4.5 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of pSivida Corp. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12G3 filed with the Commission on June 19, 2008)

4.2	Certificate of Amendment of the Certificate of Incorporation of pSivida Corp. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2017 filed with the Commission on September 13, 2017)

4.3	Certificate of Correction to Certificate of Amendment of the Certificate of Incorporation of pSivida Corp. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 2, 2018)

4.4	Certificate of Amendment of the Certificate of Incorporation, as amended, of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2018)

4.5	Certificate of Amendment of the Certificate of Incorporation, as amended, of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 23, 2020)

4.6	Certificate of Amendment of the Certificate of Incorporation, as amended, of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 8, 2020)

4.7	By-Laws of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2018 filed with the Commission on September 18, 2018)

4.8	Amendment No. 1 to By-Laws of EyePoint Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 6, 2018)

4.9	Form of Specimen Stock Certificate for Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed with the Commission on June 19, 2008)

4.10	Warrant to Purchase Common Stock of pSivida Corp., issued March 28, 2018, to SWK Funding, LLC (incorporated herein by reference to Exhibit 4.1 the Registrant’s Current Report on Form 8-K filed with the Commission on March 29, 2018)

4.11	Registration Rights Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 29, 2018)

4.12	Second Registration Rights Agreement, dated as of June 25, 2018, by and among EyePoint Pharmaceuticals, Inc. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. and each other person identified on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2018)

5.1*	Opinion of Hogan Lovells US LLP

10.1	EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2021)

10.2	EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan, as amended (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2021)

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Watertown, Massachusetts, on August 6, 2021.

EYEPOINT PHARMACEUTICALS, INC.

By:	/s/ Nancy S. Lurker
Nancy Lurker
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy Lurker and Ron Honig, Esq., and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Nancy S. Lurker Nancy S. Lurker	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2021

/s/ George Elston George Elston	Chief Financial Officer and Head of Corporate Development (Principal Financial and Accounting Officer)	August 6, 2021

/s/ Göran Ando, M.D. Göran Ando, M.D.	Chairman of the Board of Directors	August 6, 2021

/s/ Ronald W. Eastman Ronald W. Eastman	Director	August 6, 2021

/s/ John B. Landis, Ph.D. John B. Landis, Ph.D.	Director	August 6, 2021

/s/ David Guyer, M.D. David Guyer, M.D.	Director	August 6, 2021

/s/ Wendy DiCicco Wendy DiCicco	Director	August 6, 2021

/s/ Ye Liu Ye Liu	Director	August 6, 2021